EXHIBIT 99.1

NEWS RELEASE DATED NOVEMBER 13, 2008

NEWS RELEASE

NetSol Technologies Reports
Fiscal First Quarter 2009 Financial Results

Revenue, GAAP Net Income and EBITDA Increase Year-over-Year
Supported by a 33% Rise in License Fees

EMERYVILLE, CA - November 13, 2008 -- NetSol Technologies Inc. “NetSol” (NASDAQ CM: NTWK) (DIFX: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced fiscal first quarter 2009 financial results for period ended September 30, 2008.

Fiscal First Quarter 2009 Consolidated Financial Highlights

•	Revenues increased 7.5% year-over-year to $9.3 million

•	Service fees year-over-year were level at $5.2 million

•	License fees increased 33% to $2.5 million

•	Maintenance fees year-over-year were level at $1.6 million

•	GAAP net income increased to $1.0 million, or $0.04 per fully diluted share, versus $844,000, or $0.04 per fully diluted share, in the year ago period

•	EBITDA increased to $2.3 million, or $0.08 per diluted share, representing a 25% EBITDA margin, versus EBITDA of $1.9 million, or $0.08 per diluted share, in the year ago period

•
Based on the current global economic climate NetSol is adjusting fiscal year 2009 financial guidance to annual revenue growth between 20% to 25% over fiscal year 2008 levels and diluted earnings per share between $0.25 to $0.30

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “Our year-over-year growth in fiscal first quarter 2009 revenue, net income and EBITDA are based on the strength offered by our comprehensive range of cost effective IT solutions as well as the geographic diversity of our global customer base and client delivery platform. NetSol experienced solid growth in license fees within our core NetSol Financial Suite (NFS) as well as rising interest for our Global Business Services, in what is historically our seasonally slowest quarter of the fiscal year, and despite a challenging global economic environment. During the quarter, we secured and expanded a number of high value customer relationships including Nissan Financial Services and a new global frame agreement with Daimler Financial Services, extending NetSol's relationship with its longest standing customer to additional international markets.

“We have also made significant progress in terms of establishing additional business drivers to help fuel our growth strategy for fiscal 2009 and beyond. The recent acquisition of Ciena Solutions, a U.S. based SAP systems consulting firm, and the launch of our new global Business Processing Outsourcing (BPO) practice group add new high level IT services that can be offered to our global customer base as complementary solutions. We are also continuing to explore additional joint venture opportunities to further leverage our CMMI Maturity Level 5 ‘Center of Excellence’ to its fullest.

“In analyzing the impact of the current global economic downturn we believe it is prudent at this time to make some adjustment in our guidance for fiscal 2009. Despite taking a more conservative approach with regards to the potential influence of the current global economic downturn on our business outlook, we continue to anticipate double-digit year-over-year growth in revenue and improved profitability in fiscal 2009. Our growth projections are based on the addition of our new SAP and BPO solutions, a healthy global pipeline and increasing traction in America, Asia and the Middle East.

“While I am disappointed that it was necessary to restate certain historical financial information as filed on November 10, we have moved expeditiously with a range of strategic actions to remedy the situation and ensure the company is employing the most stringent financial controls. I am committed more than ever to building on the momentum we have established in growing NetSol into a leading global IT services provider and ultimately moving forward to build shareholder value. NetSol is healthy and strong and I am dedicated to restoring confidence in this dynamic global growth story we have built. To these ends, our recently extended one million share repurchase program and frequent senior management buying reflect our belief, that based on the current value we see in our shares, NetSol represents one of the best investments we can make,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $9.3 million for the first quarter of fiscal year 2009, a 7.5% increase compared to the $8.7 million in revenues reported for the same period a year ago. Consolidated gross profit for the fourth quarter was approximately $4.7 million, or 51% of total revenues.

U.S. GAAP (Generally Accepted Accounting Principles) net income for the first quarter of fiscal year 2009 was approximately $1.0 million, or $0.04 per diluted share, which compares to GAAP net income of $844,000 or $0.04 per diluted share, in the same period of fiscal year 2008. NetSol reported EBITDA of $2.3 million, or $0.08 per diluted share, for the first quarter of fiscal year 2009 compared to EBITDA of $1.9 million, or $0.08 per diluted share, in the year ago period.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading "Reconciliation to GAAP."

Fiscal First Quarter 2009 Business Highlights

•	NetSol management and the Board of Directors approve the extension of the Company’s one million share stock repurchase program.

•	Opening of NetSol’s new global headquarters in Emeryville, California, providing a larger, centrally located high-tech facility to accommodate NetSol's global growth.

•	Secured a new frame agreement with Daimler Financial Services, extending NetSol's relationship with its longest standing customer into the regions of Asia Pacific and Africa.

•	Mercedes-Benz Financial Services Taiwan went live with NetSol's LeaseSoft Contract Management System (CMS), a key product offering within the NetSol Financial Suite of products.

•
Secured a multi-million dollar NetSol Financial Suite contract with the North American finance division of a major Asian-based automobile manufacturer, extending the market penetration of LeasePak, NetSol North America's flagship lease management system.

•
European division has successfully launched its multi-product strategy in Europe by signing a recent multi-million dollar agreement with a major European Bank, reflecting an enhanced ability to service the auto leasing and asset finance markets in Central and Eastern Europe.

•	European division launched its Managed IT Services Division to leverage the Company's BestShoring(TM) model in Europe.

•	Launch of new global Business Process Outsourcing (BPO) service offering as a new revenue driver within the Company's BestShoring(TM) business model.

•
Increased penetration of the high growth Middle East market for the NetSol Financial Suite of products and Global Business Services following the previously announced contract win with Al-Amthal Leasing, one of the largest leasing companies in Saudi Arabia.

Conference Call & Webcast Information

NetSol will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly results. Najeeb Ghauri, NetSol chairman and chief executive officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available online at http://www.netsoltek.com/investors/investor_relations.htm. Telephone access to the conference call is available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately one hour following the conclusion of the call. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 302542. An archived replay of the conference webcast will also be available on the NetSol Technologies web site at http://www.netsoltek.com/investors/investor_relations.htm.

About Netsol Technologies Inc.

NetSol Technologies (NASDAQ CM: NTWK) (DIFX: NTWK) is a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide. NetSol uses its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Organized into specialized industries, these product and services offerings include portfolio management systems for the financial services industry, consulting, custom development, systems integration, and technical services for the global healthcare, insurance, real estate, and technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 279001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. With its global headquarters located in Emeryville, California, NetSol Technologies has operations and offices in London, Los Angeles, Sydney, Beijing, Bangkok, and Lahore.

To learn more about NetSol Technologies Inc., visit www.netsoltech.com

To join the NetSol Technologies Inc. email distribution list, please visit: http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0

Forward Looking Statements

This press release may contain forward looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contacts:
NetSol Technologies, Inc.	Investor Relations
Tina Gilger	Christopher Chu
Chief Financial Officer	Grayling Global
Tel: +1 818-222-9195, x112	Tel: +1-646-284-9426

Financial Tables Follow

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months
	Ended September 30,
	2008	2007
Net Revenues:
License fees	$2,529,808	$1,903,552
Maintenance fees	1,593,734	1,583,420
Services	5,177,425	5,166,265
Total revenues	9,300,967	8,653,237
Cost of revenues:
Salaries and consultants	2,640,713	2,321,030
Travel	485,936	266,828
Repairs and maintenance	106,665	114,154
Insurance	32,839	38,645
Depreciation and amortization	551,325	258,907
Other	751,068	387,891
Total cost of revenues	4,568,546	3,387,455
Gross profit	4,732,421	5,265,782
Operating expenses:
Selling and marketing	969,518	832,493
Depreciation and amortization	480,208	464,647
Bad debt expense	-	2,439
Salaries and wages	979,254	907,879
Professional services, including non-cash compensation	306,886	160,050
General and adminstrative	868,117	678,573
Total operating expenses	3,603,983	3,046,081
Income from operations	1,128,438	2,219,701
Other income and (expenses)
Loss on sale of assets	(165,738)	(32,223)
Interest expense	(203,892)	(233,804)
Interest income	27,941	33,863
Gain on foreign currency exchange rates	2,007,882	55,986
Fair market value of options issued	(117,300)	-
Other income	16,454	55,961
Total other expenses	1,565,347	(120,217)
Net income before minority interest in subsidiary	2,693,785	2,099,484
Minority interest in subsidiary (restated 2007)	(1,629,761)	(1,152,107)
Income taxes	(7,182)	(32,441)
Net income (restated 2007)	1,056,842	914,936
Dividend required for preferred stockholders	(33,876)	(71,157)
Net income (loss) applicable to common shareholders (restated 2007)	1,022,966	843,779
Other comprehensive income (loss):
Translation adjustment	(2,895,310)	162,403
Comprehensive income (restated 2007)	$(1,872,344)	$1,006,182

Net income per share (restated 2007):
Basic	$0.04	$0.04
Diluted	$0.04	$0.04
Weighted average number of shares outstanding
Basic	26,307,175	21,425,235
Diluted	28,029,442	22,844,361

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of 9/30/08	As of 6/30/08
	(Unaudited)	(Audited)
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$9,778,690	$6,275,238
Certificates of deposit	106,949	-
Accounts receivable, net of allowance for doubtful accounts	13,886,153	10,988,888
Revenues in excess of billings	12,099,722	11,053,042
Other current assets	2,118,275	2,406,407
Total current assets	37,989,789	30,723,575
Property and equipment, net of accumulated depreciation	8,324,257	9,176,780
Other assets, long-term	981,957	1,866,437
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	9,988,525	10,837,856
Customer lists, net	1,559,101	1,732,761
Goodwill	9,439,285	9,439,285
Total intangibles	20,986,911	22,009,902
Total assets	$68,282,914	$63,776,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,123,928	$4,116,659
Current portion of loans and obligations under capitalized leases	4,133,872	2,280,110
Other payables - acquisitions	103,226	846,215
Unearned revenues	4,037,556	3,293,728
Due to officers	-	184,173
Dividend to preferred stockholders payable	33,876	33,508
Cash dividend to minority shareholders of subsidiary	315,889	-
Loans payable, bank	2,559,509	2,932,551
Total current liabilities	14,307,856	13,686,944
Obligations under capitalized leases, less current maturities	267,358	332,307
Convertible notes payable	6,000,000	-
Long term loans; less current maturities	296,698	411,608
Total liabilities	14,871,912	14,430,859
Minority interest	7,136,565	7,857,969
Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920; 4,130 issued and outstanding	1,920,000	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
26,219,770; 25,545,482 issued and 26,051,274; 25,525,886 outstanding	26,220	25,545
Additional paid-in-capital	76,657,363	74,950,286
Treasury stock (168,496; 19,596 shares)	(321,008)	(35,681)
Accumulated deficit	(32,048,738)	(33,071,702)
Stock subscription receivable	(708,904)	(600,907)
Common stock to be issued	392,737	1,048,249
Other comprehensive loss	(5,643,233)	(2,747,924)
Total stockholders' equity	40,274,437	41,487,866
Total liabilities and stockholders' equity	$62,282,914	$63,776,694

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months
	Ended Sept 30,
	2008	2007
Cash flows from operating activities:
Net income (restated 2007)	$1,056,842	$914,936
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	1,031,533	723,554
Provision for uncollectible accounts	-	-
Loss on sale of assets	165,738	32,223
Minority interest in subsidiary (restated 2007)	1,629,761	1,152,107
Stock issued for services	33,163	-
Fair market value of warrants and stock options granted	207,000	24,320
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,942,317)	(353,500)
Increase in other current assets	(1,960,129)	(1,080,375)
Decrease in accounts payable and accrued expenses	(259,967)	(1,130,337)
Net cash (used in) provided by operating activities	(2,038,376)	282,928
Cash flows from investing activities:
Purchases of property and equipment	(930,058)	(745,901)
Sales of property and equipment	40,900	85,076
Payments of acquisition payable	(742,989)	(879,007)
Purchase of treasury stock	(285,328)	-
Short-term investments held for sale	(113,738)	-
Increase in intangible assets	(689,544)	(841,312)
Net cash used in investing activities	(2,720,757)	(2,381,144)
Cash flows from financing activities:
Proceeds from sale of common stock	150,000	250,000
Proceeds from the exercise of stock options and warrants	520,569	903,499
Purchase of subsidary stock in Pakistan	(250,000)	-
Proceeds from convertible notes payable	6,000,000	-
Proceeds from bank loans	1,768,212	2,444,291
Payments on bank loans	(75,732)	(25,110)
Bank overdraft	257,502	-
Payments on capital lease obligations & loans - net	(121,418)	(692,353)
Net cash provided by financing activities	8,249,133	2,880,327
Effect of exchange rate changes in cash	13,451	44,966
Net increase in cash and cash equivalents	3,503,451	827,077
Cash and cash equivalents, beginning of period	6,275,239	4,010,164
Cash and cash equivalents, end of period	$9,778,690	$4,837,241

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(UNAUDITED)

Three Months
Ended
Sept. 30, 2008

Net income per GAAP (applicable to common shareholders)	$1,056,842
Income taxes	7,182
Depreciaiton and amortization	1,031,533
Interest expense	203,892
EBITDA income	$2,299,449

Weighted average number of shares outstanding
Basic	26,307,175
Diluted	28,029,442

Basic EBITDA EPS	$0.09
Diluted EBITDA EPS	$0.08